SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

PROJECT TANGO
MEMORANDUM OF UNDERSTANDING
Amendment No. 5

This Amendment No. 5 (“MOU Amendment No. 5”) to the MEMORANDUM OF UNDERSTANDING (“MOU”), dated June 19, 2023, by and between TETRA Technologies Inc. (“TETRA”) and Saltwerx LLC (“Saltwerx”), is made effective as of August 19, 2024(“Amendment No. 5 Effective Date”).
Recitals
WHEREAS, the AOGC has issued Orders Nos. BU 022-1-2023-04 and No. BU 022-2-2023-04 and approved the Brine Unit Operating Agreement (“AOGC Orders”) governing development of the Amended Brine Unit;
WHEREAS, TETRA and Saltwerx have also documented certain cost sharing arrangements in the MOU and prior amendments to the MOU, including without limitation, MOU Amendment No. 1 dated November 8, 2023; MOU Amendment No. 2 dated February 16, 2024; MOU Amendment No. 3 dated March 20, 2024; and MOU Amendment No. 4 dated April 15, 2024 (collectively, the “Prior MOU Amendments”);
WHEREAS, TETRA and Saltwerx now wish to further amend the MOU on the terms and conditions described herein in order to document certain incremental cost sharing arrangements that are in addition to and beyond the costs previously documented in the MOU and Prior MOU Amendments;
NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, TETRA and Saltwerx hereby amend the MOU as follows:
1.Section 1.5 of the MOU is hereby deleted and replaced in its entirety with the following:

“1.5 (a) TETRA’s out-of-pocket costs incurred to-date and to be incurred until Final Investment Decision (“FID”) and out-of-pocket front-end engineering and design (FEED) costs to assess the Amended Brine Unit acreage (including out-of-pocket costs associated with test wells, geological modeling, reservoir analysis, engineering, related consulting costs) (collectively, the “pre-FID costs”). For clarity, the Parties have previously agreed to share certain costs totaling $[***] in the aggregate set forth in Exhibit D attached hereto in the column labeled “Prior MOU and Amendments”, with Saltwerx’s share of those costs totaling $[***]. In addition, Exhibit D attached hereto sets forth cost sharing for up to $[***] of additional, incremental costs in the column labelled “MOU Amend 5”. Saltwerx will pay to TETRA the applicable percentage of the incremental costs identified in Exhibit D up to $[***] for known incurred costs (with such
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applicable percentages and corresponding amounts identified in the columns labelled “Saltwerx% Cost Share” and “Incremental Saltwerx Reimbursement” columns in Exhibit D), upon TETRA providing evidence of these costs. Each Party further agrees to pay its applicable share of costs in Exhibit D under the line item “[***] FEED Addendum – All Pillars” in percentages and amounts to be determined by the Parties’ mutual agreement, totaling up to $[***] in the aggregate for these costs. Likewise, if the Parties mutually agree that Saltwerx will incur any out-of-pocket cost for any specific line item identified in Exhibit D, then TETRA will pay Saltwerx the applicable cost share in accordance with the corresponding percentage and amounts set forth in the columns labelled “TTI% Cost Share” and “Incremental TETRA Costs” in Exhibit D, within [***] days from the date of invoice, provided that Saltwerx provides evidence of such costs. In addition, Exhibit D includes $[***] of additional shared costs in the line item for “FEED Studies/Contracting & Early Works” to be used for Feed Studies that will only be incurred upon approval of the Joint Sponsor Team and the allocation of those costs between Saltwerx and TETRA will be agreed upon by the Joint Sponsor Team. All costs incurred as part of this $[***] for “FEED Studies/Contracting & Early Works” and the allocation thereof will be documented by email amongst the Joint Sponsor Team. All costs must be incurred pursuant to contracts with vendors for equipment, goods, or services that have received prior review by both TETRA and Saltwerx as set forth in subsection (b) below. Except for any contract for FEED services, TETRA shall be the contracting party unless otherwise mutually agreed. For any cost shared by the Parties under this MOU resulting in acquisition or development of data, information, and/or analyses to assess the acreage within the Amended Brine Unit (“pre-FID data”), the Party first incurring such cost (e.g., the contracting Party) shall provide such resulting pre-FID Data to the other Party promptly after receiving payment for its agreed-upon share of the cost. Any pre-FID data generated by or for either Party after the other Party’s payment of its share of such costs shall be provided before or upon payment by the other Party of its additional share of such costs.

(b) Contract Feedback Procedure. At least [***] business days before execution, the contracting party shall provide each contract with vendors for equipment, goods, or services as described in this MOU to be cost-shared by the non-contracting party to the non-contracting party for review. The non-contracting party may provide feedback for contracting party’s consideration, including clear explanation and redline edits, within [***] business days after receipt. The contracting party will in good faith review and consider all feedback provided by the non-contracting party, provided however that the contracting party may in its reasonable discretion proceed without implementing the non-contracting party’s feedback. The non-contracting party may only use the contracts provided under this provision, and the information contained in such contracts, for purposes related to this MOU or JV and Project Agreements.  Further, the non-contracting party may not share such contracts or information externally, or to persons within the non-contracting party who do not require it for purposes related to the joint activities contemplated by this MOU or JV and Project Agreements (other than as required by law or to attorneys, auditors and/or their staff personnel).

Except as otherwise set forth in this MOU, including Section 1.6 requiring [***]% funding of the first production test well up to $[***], the Brine Unit Operating Agreement or as required by the AOGC Orders, as applicable, Saltwerx will not be liable or responsible to reimburse TETRA
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for any other cost or expense incurred by TETRA prior to FID. Neither Saltwerx nor TETRA will have any restrictions with regards to the confidentiality or use of data, information, and/or analyses generated by either Party in connection with development or operation of the Amended Brine Unit, except as set forth in subsection (a) above.”

2.All Other Terms and Conditions. Except as expressly set forth herein, all of the terms and conditions of the MOU and Brine Operating Agreement shall remain in full force and effect. All capitalized terms not defined herein shall have the meanings assigned thereto in the MOU. Capitalized terms used but not otherwise defined in the MOU shall have the meanings assigned to such terms in the Brine Unit Operating Agreement.

3.Execution. This MOU Amendment No. 5 may be executed in any number of counterparts, each of which counterparts, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, TETRA and Saltwerx have caused this MOU Amendment No. 5 to be executed as of Amendment No. 5 Effective Date written above.

TETRA TECHNOLOGIES INC.

By: /s/Elijio V. Serrano
Name: Elijio V Serrano
Title:     Chief Financial Officer

SALTWERX LLC

By: /s/ Patrick Howarth
Name: Patrick Howarth
Title:     Vice President
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